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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                    Entravision Communications Corporation
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            (Exact name of registrant as specified in its charter)

               Delaware                                  95-4783236
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)

2425 Olympic Boulevard, Santa Monica, CA                    90404
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(Address of principal executive offices)                  (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

          Title of each class                 Name of each exchange on which
          to be so registered                 each class is to be registered

 Class A Common Stock, $.0001 Par Value          New York Stock Exchange
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If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [_]

Securities Act registration statement file number to which this form relates: 333-35336 (if applicable)
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Securities to be registered pursuant to Section 12(g) of the Act:

   Not applicable.
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                               (Title of class)

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                               (Title of class)

                INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered. Please see the description of the Class A Common Stock in the Form S-1/A filed by the Registrant with the Commission on July 10, 2000, such description which is hereby incorporated by reference.

   Furnish the information required by Item 202 of Regulation S-K ((S)229.202 of this chapter) or Item 202 of Regulation S-B ((S)228.202 of this chapter), as applicable.

   Instruction. If a description of the securities comparable to that required here is contained in any prior filing with the Commission, such description may be incorporated by reference to such other filing in answer to this item. If such description will be included in a form of
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prospectus subsequently filed by the registrant pursuant to Rule 424(b) under the Securities Act ((S)230.424(b) of this chapter), this registration statement shall state that such prospectus shall be deemed to be incorporated by reference into the registration statement. If the securities are to be registered on a national securities exchange and the description has not previously been filed with such exchange, copies of the description shall be filed with copies of the application filed with the exchange.

Item 2. Exhibits. All exhibits required by Instruction II to Item 2 will be supplied to the New York Stock Exchange.

   List below all exhibits filed as a part of the registration statement:

   Instruction. See the instruction as to exhibits, set forth below.

                                   SIGNATURE

   Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

   (Registrant) ENTRAVISION COMMUNICATIONS CORPORATION
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Date             July 12, 2000
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By               /s/ Walter F. Ulloa
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                 Walter F. Ulloa, Chairman and Chief Executive Officer

  Print the name and title of the signing officer under his signature.


                          INSTRUCTIONS AS TO EXHIBITS

If the securities to be registered on this form are to be registered on an exchange on which other securities of the registrant are registered, or are to be registered pursuant to Section 12(g) of the Act, copies of all constituent instruments defining the rights of the holders of each class of such securities, including any contracts or other documents which limit or qualify the rights of such holders, shall be filed as exhibits with each copy of the registration statement filed with the Commission or with an exchange, subject to Rule 12b-32 regarding incorporation of exhibits by reference.